Exhibit 10.4

AMENDMENT TO THE
SECURITIES PURCHASE AGREEMENT

This Amendment to the Securities Purchase Agreement (this “Amendment”) is effective as of January 28, 2026, by and among Aprea Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the several Purchasers signatory hereto. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement (as defined below) shall have the meanings given such terms in the Purchase Agreement.

WHEREAS, the parties hereto entered into that certain Securities Purchase Agreement, dated December 8, 2025 (the “Purchase Agreement”);

WHEREAS, pursuant to Section 5.5 of the Purchase Agreement, the provisions of the Purchase Agreement may not be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers which purchased at least 50.1% in interest of the Shares, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided, that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required (the “Requisite Holders”); and

WHEREAS, the Purchasers signatory hereto constitute the Requisite Holders and the Company and the Requisite Holders desire to amend the Purchase Agreement in accordance with the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.          Amendment to Section 4.14 of the Purchase Agreement. Section 4.14 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“4.14            Subsequent Sales of Securities.

(a)            From the date hereof until January 27, 2026, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, (ii) file any registration statement or amendment or supplement thereto relating to the offering or resale of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (other than the Registration Statement or a registration statement on Form S-8 in connection with any employee benefit plan), or (iii) enter into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

(b)            From the date hereof until January 27, 2026, neither the Company nor any Subsidiary shall effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of shares of Common Stock or Common Stock Equivalents (or a combination thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for shares of Common Stock, or (ii) enters into, or effects a transaction under, any agreement whereby the Company may issue securities at a future determined price.  Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c)            Notwithstanding the foregoing, this Section 4.14 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.”

2.            Ratification. To the extent not expressly amended hereby, the parties hereto acknowledge and agree that the Purchase Agreement remains unchanged and in full force and effect in its entirety, which such terms are hereby ratified and confirmed.

3.            Governing Law. This Amendment shall be governed by and construed in accordance with the provisions of the Purchase Agreement.

4.            Effective Date. This Amendment shall become effective upon the execution and delivery hereof by the Company and the Purchasers constituting the Requisite Holders.

5.            Effect of Amendment/Conflicts. Whenever the Purchase Agreement is referred to in any other agreements, documents and instruments, such reference shall be deemed to be to the Purchase Agreement as amended by this Amendment, as applicable. The Purchase Agreement, as amended by this Amendment, constitutes the entire agreement of the parties with respect to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the terms of the Purchase Agreement, the terms of this Amendment shall control.

6.            Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.            Headings. The headings in this Amendment are for convenience only, do not constitute a part of the Amendment and shall not be deemed to limit or affect any of the provisions hereof.

8.            Execution and Counterparts. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file or Docusign, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” or Docusign signature page were an original thereof.

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(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

APREA THEREAPEUTICS, Inc.

By:
Name:	Oren Gilad
Title:	Chief Executive Officer

[SIGNATURE PAGES OF REQUISITE HOLDERS FOLLOWS]

[SIGNATURE PAGE TO APRE AMENDMENT TO SECURITIES PURCHASE AGREEMENT]

Name of Purchaser: __________________________

Signature of Authorized Signatory of Purchaser: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

[SIGNATURE PAGES CONTINUE]